Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

THIRD QUARTER 2013 RESULTS

Suwanee, Ga. (October 30, 2013) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the third quarter 2013.

On April 17, 2013, the Company closed the acquisition of Motorola Home. As a result, comparisons to prior periods may not be meaningful.

Financial Highlights

•	Revenues in the third quarter 2013 were $1,067.8 million

•	Adjusted net income (a non-GAAP measure) in the third quarter 2013 was $0.39 per diluted share

•	GAAP net income in the third quarter 2013 was $0.13 per diluted share

•	The Company ended the third quarter 2013 with $695.0 million of cash resources

•	Order backlog at the end of the third quarter 2013 was $523.7 million

•	The Company’s book-to-bill ratio in the third quarter 2013 was 0.99

“I am very pleased with our third quarter results and our outlook for the balance of the year. Our customers continue to react positively to our Motorola Home acquisition and we are making good progress in delivering new products to our customers,” said Bob Stanzione, ARRIS Chairman and CEO.

“We posted strong third quarter results which were in line with our previously announced revenue guidance and above our EPS guidance,” said David Potts, ARRIS EVP & CFO. “With respect to the fourth quarter 2013, we now project that revenues for the Company will be in the range of $1,150 to $1,180 million, with adjusted net income per diluted share in the range of $0.42 to $0.46 and GAAP net income per diluted share in the range of $0.00 to $0.04.”

Revenues in the third quarter 2013 were $1,067.8 million as compared to third quarter 2012 revenues of $357.4 million. Second quarter 2013 revenues were $1,000.4 million, which excludes the sales of Motorola Home prior to April 17, 2013. The Company estimates that prior to the close of the acquisition, Motorola Home recorded approximately $66 million of revenue in the second quarter.

Through the first three quarters of 2013 and 2012, revenues were $2,421.8 million and $1,009.7 million, respectively.

Adjusted net income (a non-GAAP measure) in the third quarter 2013 was $0.39 per diluted share, compared to $0.22 per diluted share for the third quarter 2012. Adjusted net income (a non-GAAP measure) for the second quarter 2013, which excludes the Motorola Home operations prior to April 17, 2013, was $0.46 per diluted share. The Company estimates that prior to the close of the acquisition, Motorola Home generated an operating loss of approximately $(30) million or an impact of approximately $(0.15) per diluted share had that result been included in the Company’s second quarter results.

Year to date, adjusted net income was $1.11 per diluted share for 2013 as compared to $0.66 per diluted share in 2012.

GAAP net income in the third quarter 2013 was $0.13 per diluted share, as compared to third quarter 2012 GAAP net income of $0.15 per diluted share and second quarter 2013 GAAP net loss of $(0.35) per diluted share. Year to date, GAAP net loss was $(0.34) per diluted share in 2013 as compared to GAAP net income of $0.33 per diluted share in 2012. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

Cash & Cash Equivalents—The Company ended the third quarter 2013 with $695.0 million of cash resources, which includes $666.5 million of cash, cash equivalents and short-term investments, and $28.5 million of long-term marketable security investments, as compared to $764.1 million, in the aggregate, at the end of the second quarter 2013. The Company generated $28.1 million of cash from operating activities during the third quarter 2013, which includes the impact of payments to Google of approximately $125.9 million related to certain post close vendor payments/other activities associated with the acquisition of Motorola Home. The Company also paid $50M, its capped share, of previously disclosed patent litigation settlements otherwise indemnified by Google. Through the first nine months of 2013, the Company generated $372.1 million of cash from operating activities, which compares to $72.6 million generated during the same period in 2012.

Order backlog at the end of the third quarter 2013 was $523.7 million as compared to $185.8 million and $534.9 million at the end of the third quarter 2012 and the second quarter 2013, respectively. The Company’s book-to-bill ratio in the third quarter 2013 was 0.99 as compared to the third quarter 2012 of 0.82 and the second quarter 2013 of 0.95.

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, October 30, 2013, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4214 or 617-213-4866 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 90449404 and Bob Puccini as the moderator.

Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through November 4, 2013 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 60317789. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a premier video and broadband technology company that transforms how service providers worldwide deliver entertainment and communications without boundaries. Its powerful end-to-end platforms enable service and content providers to improve the way people connect – with each other and with their favorite content. The Company’s vision and expertise continue to drive the industry’s innovations, as they have for more than 60 years. Headquartered north of Atlanta, in Suwanee, Georgia, ARRIS has R&D, sales and support centers throughout the world. For more information: www.arrisi.com

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the fourth quarter 2013, and beyond;

•	the integration of the Motorola Home business

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•	projected results for the fourth quarter 2013 as well as the general outlook for 2013 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	we may encounter difficulties in combining the Motorola Home operations with ours, including difficulties combining personnel, facilities, and other operations or preserving customer relationships;

•	ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2013. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$541,114	$610,502	$423,551	$131,703	$188,653
Short-term investments, at fair value	125,387	130,723	184,838	398,414	359,753

Total cash, cash equivalents and short term investments	666,501	741,225	608,389	530,117	548,406
Restricted cash	1,817	3,801	4,689	4,722	4,665
Accounts receivable, net	641,445	662,156	206,236	188,581	171,143
Other receivables	4,076	11,007	3,743	350	578
Inventories, net	350,919	318,632	126,530	133,848	137,496
Prepaid income taxes	49,447	38,186	10,703	9,235	8,300
Prepaids	18,881	17,296	13,227	11,682	12,408
Current deferred income tax assets	85,373	141,610	25,927	24,944	20,787
Other current assets	90,986	282,048	13,674	16,413	10,607

Total current assets	1,909,445	2,215,961	1,013,118	919,892	914,390
Property, plant and equipment, net	410,047	404,946	54,109	54,378	54,593
Goodwill	926,826	926,884	193,976	194,115	194,469
Intangible assets, net	1,239,178	1,267,684	86,926	94,529	102,258
Investments	79,894	78,733	55,938	86,164	57,483
Noncurrent deferred income tax assets	12,680	12,513	52,410	47,431	49,589
Other assets	52,300	54,847	11,089	9,385	9,913

	$4,630,370	$4,961,568	$1,467,566	$1,405,894	$1,382,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$576,553	$485,291	$47,783	$45,719	$49,061
Accrued compensation, benefits and related taxes	101,456	88,494	36,791	29,773	35,066
Accrued warranty	48,619	59,616	2,768	2,882	3,036
Deferred revenue	77,267	80,254	61,431	44,428	50,859
Current portion of LT debt	293,399	289,990	225,368	222,124	—
Current income taxes payable	5,827	5,343	350	853	—
Other accrued liabilities	188,508	548,907	59,055	24,942	21,768

Total current liabilities	1,291,629	1,557,895	433,546	370,721	159,790
Long-term debt, net of current portion	1,822,941	1,837,952	—	—	218,943
Accrued pension	61,349	60,216	27,200	26,883	26,172
Accrued severance liability, net of current portion	3,870	3,782	4,262	4,119	3,895
Noncurrent income taxes payable	25,012	35,320	30,168	24,389	24,434
Noncurrent deferred income tax liabilities	76,005	147,850	351	351	334
Other noncurrent liabilities	53,465	48,196	18,836	19,043	20,362

Total liabilities	3,334,271	3,691,211	514,363	445,506	453,930
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,729	1,726	1,509	1,488	1,479
Capital in excess of par value	1,669,667	1,657,383	1,292,971	1,285,575	1,270,561
Treasury stock at cost	(306,330)	(306,330)	(306,330)	(306,330)	(306,330)
Unrealized gain (loss) on marketable securities	85	(19)	254	206	74
Unfunded pension liability	(8,558)	(8,558)	(8,558)	(8,558)	(10,231)
Unrealized gain (loss) on derivative instruments	(4,277)	—	—	—	—
Accumulated deficit	(56,189)	(74,148)	(26,459)	(11,809)	(26,604)
Cumulative translation adjustments	(28)	303	(184)	(184)	(184)

Total stockholders’ equity	1,296,099	1,270,357	953,203	960,388	928,765

	$4,630,370	$4,961,568	$1,467,566	$1,405,894	$1,382,695

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Net sales	$1,067,823	$357,432	$2,421,835	$1,009,660
Cost of sales	750,831	245,480	1,765,240	670,274

Gross margin	316,992	111,952	656,595	339,386
Operating expenses:
Selling, general, and administrative expenses	99,557	37,866	227,457	117,544
Research and development expenses	128,579	42,978	296,061	130,006
Acquisition and other costs	6,221	30	32,803	1,076
Restructuring charges	6,057	213	38,323	6,455
Amortization of intangible assets	64,606	7,742	127,752	22,565

	305,020	88,829	722,396	277,646

Operating income (loss)	11,972	23,123	(65,801)	61,740
Other expense (income):
Interest expense	25,188	4,479	48,431	13,251
Loss (gain) on investments	(251)	(878)	(1,544)	(1,483)
Loss (gain) on foreign currency	(3,752)	(431)	(2,725)	917
Interest income	(832)	(764)	(2,310)	(2,248)
Other (income) expense, net	1,676	(129)	13,356	(791)

Income (loss) before income taxes	(10,057)	20,846	(121,009)	52,094
Income tax expense (benefit)	(28,016)	2,982	(76,629)	13,430

Net income (loss)	$17,959	$17,864	$(44,380)	$38,664

Net income (loss) per common share:
Basic	$0.13	$0.16	$(0.34)	$0.34

Diluted	$0.13	$0.15	$(0.34)	$0.33

Weighted average common shares:
Basic	138,478	113,709	129,502	114,206

Diluted	140,605	116,346	129,502	116,348

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Operating Activities:
Net income (loss)	$17,959	$17,864	$(44,380)	$38,664
Depreciation	19,706	6,788	41,824	20,965
Amortization of intangible assets	64,606	7,742	127,751	22,565
Amortization of deferred finance fees and debt discount	2,762	159	4,999	479
Non-cash interest expense	3,374	3,120	9,926	9,177
Deferred income tax provision (benefit)	(13,355)	(1,184)	(54,551)	(10,904)
Stock compensation expense	10,729	6,678	24,653	21,194
Reduction in revenue related to Comcast investment in ARRIS	—	—	13,182	—
Mark-to-market fair value adjustment related to Comcast investment in ARRIS	—	—	13,189	—
Provision for doubtful accounts	5	—	5	54
Loss on sale of product line	—	—	—	337
Loss on disposal of fixed assets	1,332	34	1,294	40
Gain on investments	(251)	(877)	(1,544)	(1,482)
Excess tax benefits from stock-based compensation plans	(2,745)	(154)	(8,515)	(2,614)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	20,706	8,228	4,192	(19,515)
Other receivables	8,222	794	1,095	8,187
Inventory	(32,287)	(35,135)	60,345	(25,139)
Income taxes payable/recoverable	(21,085)	(6,509)	(37,720)	1,943
Accounts payable and accrued liabilities	(66,618)	(2,522)	184,681	2,614
Other, net	15,050	1,716	31,693	6,043

Net cash provided by operating activities	28,110	6,742	372,119	72,608
Investing Activities:
Purchases of investments	(46,526)	(94,995)	(104,547)	(235,348)
Disposals of investments	35,213	88,898	393,234	172,059
Purchases of property & equipment, net	(26,139)	(5,264)	(47,541)	(14,520)
Sale of property & equipment	—	13	90	13
Cash paid for acquisition, net of cash acquired	(48,352)	—	(2,208,114)	—
Sale of product line	—	—	—	3,249

Net cash provided used in investing activities	(85,804)	(11,348)	(1,966,878)	(74,547)
Financing Activities:
Proceeds from issuance of debt	—	—	1,925,000	—
Cash paid for debt discount	—	—	(9,853)	—
Payment of debt obligations	(15,812)	—	(31,625)	—
Early redemption of long-term debt	(10)	—	(89)	—
Deferred financing costs paid	—	—	(42,207)	—
Repurchase of common stock	—	(10,370)	—	(51,921)
Excess income tax benefits from stock-based compensation plans	2,745	154	8,515	2,614
Repurchase of shares to satisfy employee tax withholdings	(115)	(132)	(12,522)	(8,184)
Fees and proceeds from issuance of common stock, net	1,498	4,212	166,951	12,208

Net cash provided (used) in financing activities	(11,694)	(6,136)	2,004,170	(45,283)
Net increase (decrease) in cash and cash equivalents	(69,388)	(10,742)	409,411	(47,222)
Cash and cash equivalents at beginning of period	610,502	199,395	131,703	235,875

Cash and cash equivalents at end of period	$541,114	$188,653	$541,114	$188,653

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

	Q3 2012		Q3 2013		YTD 2012		YTD 2013 (1)
(in thousands, except per share data)	Amount		Amount		Amount		Amount
Sales	$357,432		$1,067,823		$1,009,660		$2,421,835
Highlighted items:
Acquisition accounting impacts related to Motorola Home and BigBand deferred revenue	546		1,556		2,467		3,973
Reduction in revenue related to Comcast investment in ARRIS	—		—		—		13,182

Sales excluding highlighted items	$357,978		$1,069,379		$1,012,127		$2,438,990

	Q3 2012		Q3 2013		YTD 2012		YTD 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss)	$17,864	$0.15	$17,959	$0.13	$38,664	$0.33	$(44,380)	$(0.34	)(2)
Highlighted items:
Impacting gross margin:
Acquistion accounting impacts related to Motorola Home fair value of inventory	—	—	—	—	—	—	57,600	0.44
Product rationalization	—	—	—	—	—	—	13,582	0.10
Acquisition accounting impacts related to Motorola Home and BigBand deferred revenue	546	0.00	1,006	0.01	2,467	0.02	2,478	0.02
Fair value impacts related to Comcast investment in ARRIS	—	—	—	—	—	—	13,182	0.10
Stock compensation expense	808	0.01	1,248	0.01	2,367	0.02	2,945	0.02
Impacting operating expenses:
Acquisition costs and other	30	0.00	6,221	0.04	739	0.01	32,804	0.25
Restructuring	213	0.00	6,057	0.04	6,455	0.06	38,323	0.29
Amortization of intangible assets	7,742	0.07	64,606	0.46	22,565	0.19	127,751	0.97
Loss off sale of product line	—	—	—	—	337	0.00	—	—
Stock compensation expense	5,870	0.05	9,481	0.07	18,827	0.16	21,708	0.16
Impacting other (income) / expense:						—		—
Non-cash interest expense	3,120	0.03	3,374	0.02	9,177	0.08	9,926	0.08
Impairment of investment	—	—	—	—	466	0.00	—	—
Credit facility—ticking Fees	—	—	—	—	—	—	865	0.01
Mark-to-market FV adjustment related to Comcast investment in ARRIS	—	—	—	—	—	—	13,189	0.10
Net Tax Items	(10,545)	(0.09)	(54,998)	(0.39)	(25,415)	(0.22)	(143,034)	(1.08)

Total highlighted items	7,784	0.07	36,995	0.26	37,985	0.33	191,319	1.45

Net income excluding highlighted items	$25,648	$0.22	$54,954	$0.39	$76,649	$0.66	$146,939	$1.11

Weighted average common shares—Basic		113,709		138,478		114,206		129,502

Weighted average common shares—diluted		116,346		140,605		116,348		132,169

(1)	Excludes Motorola Home results prior to April 17, 2013
(2)	Basic shares used for YTD 2013 as a loss was reported for that periods and the inclusion of dilutive shares would be anti-dilutive

See Notes to GAAP and Adjust Non-GAAP Financial Measures

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Acquisition Accounting Impacts Related to Deferred Revenue: In connection with our acquisitions of Motorola Home and BigBand, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Inventory Valuation: In connection with our acquisition of Motorola Home, business combinations rules require the inventory be recorded at fair value on the opening balance sheet. This is different from historical cost. Essentially we were required to write the inventory up to end customer price less a reasonable margin as a distributor. This resulted in an increase in the value of inventory and will result in higher cost of goods sold as it is sold.

Product Rationalization: In conjunction with the integration of Motorola Home, we have identified certain product lines which overlap. In the second quarter of 2013, we made the decision to eliminate certain products. As a result, we recorded expenses related to the elimination of inventory and certain vendor liabilities. We believe it is useful to understand the effects of this item on our total cost of goods sold.

Reduction in Revenue Related to Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires that we record the implied fair value of benefit received by Comcast as a reduction in revenue. Until the closing of the deal, changes in the value of the investment will be marked to market and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and other expense (income).

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Restructuring, Acquisition and Integration Costs: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We will incur significant expenses in connection with our recent acquisition of Motorola Home, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Loss on Sale of Product Line: We have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Credit Facility—Ticking Fees: In connection with our acquisition of Motorola Home, the cash portion of the consideration is funded through debt financing commitments. A ticking fee is a fee paid to our banks to compensate for the time lag between the commitment allocation on a loan and the actual funding. We have excluded the effect of the ticking fee in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Mark To Market Fair Value Adjustment Related To Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires we mark to market the changes in the value of the investment and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total other expense (income).

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to state valuation allowances, research and development tax credits and provision to return differences.